EXHIBIT 22.1

Guarantor Subsidiaries

This list sets forth guarantors of the 5.625% Notes due on April 15, 2026 issued by Alta Equipment Group, Inc. and the jurisdiction of incorporation for each entity.

Alta Equipment Holdings, Inc. (MI)

Alta Enterprises, LLC (MI)

Alta Industrial Equipment Michigan, LLC (MI)

Alta Industrial Equipment Company, L.L.C (MI)

NITCO, LLC (MI)

Peaklogix, LLC (MI)

Alta Industrial Equipment New York, LLC (MI)

Alta Material Handling New York State, LLC (MI)

Alta Equipment Canada Holdings, Inc. (MI)

Alta Heavy Equipment Services, LLC (MI)

Alta Construction Equipment New York, LLC (MI)

Alta Construction Equipment Ohio, LLC (MI)

Alta Construction Equipment Illinois, LLC (MI)

Alta Construction Equipment Florida, LLC (MI)

Alta Construction Equipment New England, LLC (MI)

Alta Construction Equipment Pennsylvania, LLC (MI)

Alta Mine Services, LLC (MI)

Alta Construction Equipment, L.L.C (MI)

Alta Kubota Michigan, LLC (MI)

Ginop Sales, Inc. (MI)

Alta Electric Vehicles Holding, LLC (MI)

Alta Electric Vehicles, LLC (MI)

Alta Electric Vehicles South West, LLC (MI)

Alta Equipment Distribution, LLC (MI)

Ecoverse, LLC (MI)